Exhibit 10.1

SECURITY AGREEMENT

IMAGEWARE SYSTEMS, INC.

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of March        , 2006, is executed by ImageWare Systems, Inc., a Delaware corporation (together with its successors and assigns, “Company”), in favor of Little Bear Investments, LLC (the “Lenders’ Agent”) as Collateral Agent (as herein defined) on behalf of the Purchasers listed on Schedule A hereto.

RECITALS

A.                                   Company and the Purchasers have entered into a Secured Promissory Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), pursuant to which the Company has issued promissory notes, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”) in an aggregate principal amount of $1,550,000 in favor of the Purchasers.

B.                                     In order to induce each Purchaser to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Purchasers, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Purchasers as follows:

1.               Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute or any subordination arrangement in favor of another person.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company or any Subsidiary Guarantor to Collateral Agent and the Purchaser of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, the Subsidiary Guarantees, the Guarantor Security Agreements and the other Financing Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’

fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and (b) Liens in favor of the Collateral Agent

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware or California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note Purchase Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.              Grant of Security Interest. As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first priority in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

3.               General Representations and Warranties. Company represents and warrants to Collateral Agent and the Purchasers that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the address of the Company set forth in Section 8 of this Security Agreement.

4.               Covenants Relating to Collateral. Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to have any other Liens, except Permitted Liens, placed on the Collateral; (c) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (d) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (e) without 30 days’ written notice to Collateral Agent, (i) not to change Company’s name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company’s records relating to accounts receivable and payment intangibles are kept, (ii) not to change Company’s state of incorporation, or (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Collateral Agent all originals of Collateral consisting of instruments.

5.               Authorized Action by Collateral Agent. Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) pay any indebtedness of Company relating to the Collateral; (e)  insure, process and preserve the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (d) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent ‘s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6.               Default and Remedies.

(a)          Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b)         Remedies. Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:  (a) require Company to assemble the Collateral and make it available to Collateral Agent and the Purchasers at a place to be designated by Collateral Agent and the Purchasers; (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Purchasers deem appropriate; and (c) sell or dispose of the Collateral pursuant to a sale under the UCC, if applicable. Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Collateral Agent ‘s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c)          Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)                       First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)                    Second, to the payment to each Purchaser of the amount then owing or unpaid on such Purchaser’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share (as defined below) of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii)            Third, to the payment of other amounts then payable to each Purchaser under any of the Financing Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Financing Documents, then its Pro Rata Share of the amount remaining to be distributed; and

(iv)           Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Purchaser’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the then outstanding principal amount of such Purchaser’s Note and (ii) the denominator of which is the then aggregate outstanding principal amount of all Notes issued under the Note Purchase Agreement. In the event that a Purchaser receives payments or distributions in excess of its Pro Rata Share, then such Purchaser shall hold in trust all such excess payments or distributions for the benefit of the other Purchaser and shall pay such amounts held in trust to such other Purchasers upon demand by such Purchasers.

7.               Collateral Agent.

(a)                                  Appointment. The Company acknowledges the appointment of Lenders’ Agent as the Collateral Agent pursuant to the Lenders’ Agent Agreement.

(b)                                 Supplementing the Lenders’ Agent Agreement, neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Purchaser or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any other Financing Document; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(c)                                  Supplementing the Lenders’ Agent Agreement, in the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Purchasers agree to pay to the Collateral Agent, on demand, its Pro Rata Share of all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any other Financing Document to the extent that such fees or expenses have not been paid by Company. In the case of this Security Agreement and each instrument and document relating to any of the Collateral, each of the Purchasers and the Company hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

(d)                                 The Lenders’ Agent may resign as Collateral Agent and thereupon be discharged of its duties as Collateral Agent by giving written notice thereof to the parties hereto. Such resignation shall not take effect until the expiration of thirty (30) calendar days after the giving of such notice or the earlier receipt by the resigning Collateral Agent of an instrument of acceptance executed by a successor agent appointed by the Majority Holders.

8.               Miscellaneous.

(a)          Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:
Little Bear Investments, LLC
11 Penn Plaza, 5th Floor
New York, NY 10001
Telephone: (212) 946-2736
Facsimile: (212) 946-2670

with a copy to:
Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road, 4th Floor
Mineola, New York 11501
Attn: Alan C. Ederer
Telephone: 516-622-9200 Ext. 410
Facsimile: 516-977-3056

Company:
ImageWare Systems, Inc.
10883 Thornmint Road
San Diego, CA 92127
Attn: Mr. Wayne Wetherell
Telephone: 858-673-8600
Facsimile: 858-673-0291

with a copy to:
Greenberg Traurig
650 Town Center Drive
Suite 1700
Costa Mesa, CA 92627
Attn: Raymond Lee, Esq.
Telephone: 714-708-6500
Facsimile: 714-708-6501

(b)         Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Collateral Agent hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Collateral Agent will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c)          Nonwaiver. No failure or delay on Collateral Agent ‘s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)         Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Collateral Agent, unless if there is no Collateral Agent, by the Majority Holders (as defined in the Note Purchase Agreement). Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)          Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f)            Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Financing Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent ‘s power.

(g)         Payments Free of Taxes, Etc. All payments made by Company under the Financing Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)         Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)             Expenses. Company shall pay all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, actually incurred by Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(j)             Construction. Each of this Security Agreement and the other Financing Documents is the result of negotiations among, and has been reviewed by, Company, Purchasers, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Financing Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Purchasers or Collateral Agent.

(k)          Entire Agreement. This Security Agreement taken together with the other Financing Documents constitute and contain the entire agreement of Company, Purchasers and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(l)             Other Interpretive Provisions.  References in this Security Agreement and each of the other Financing Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Financing Document refer to this Security Agreement or such other Financing Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Financing Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Financing Document shall not be construed to be limiting or exclusive.

(m)       Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules.

(n)         Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

IMAGEWARE SYSTEMS, INC.

By:
James Miller, CEO

AGREED:

LITTLE BEAR INVESTMENTS, LLC

As Collateral Agent

By:
Name:
Title:

SCHEDULE A

PURCHASERS

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property:

(i)                           All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(ii)                        All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Company’s books relating to any of the foregoing;

(iii)                     All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

(iv)                    All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Company (subject, in each case, to the contractual rights of third parties to require funds received by Company to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Company and Company’s books relating to any of the foregoing;

(v)                       All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Company’s books relating to the foregoing; and

(vi)                    Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.